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                                                                    EXHIBIT 23.5



    SNYDERS & COMPANY



    [LETTERHEAD]



2/22/00



COLORSMART.COM INC. USA
537 MYATT DRIVE
MADISON
TENNESSEE 37115
USA



Dear Sir



STONEHOUSE GRAPHICS (PTY) LIMITED



AUDITED FINANCIAL STATEMENTS PERIOD 28 FEBRUARY 1998 AND 1999
UNAUDITED FINANCIAL STATEMENTS PERIOD 30 NOVEMBER 1998 AND 1999



    We consent to the use of these accounts for your listing process.



Yours faithfully

/s/ Synders & Company
--------------------------
Snyders & Company
Chartered Accountants S.A.